Exhibit 99.1

CVS Health Completes Acquisition of Aetna, Marking the Start of Transforming

the Consumer Health Experience

Combined company brings together capabilities of two leading organizations to establish innovative health care model

Care delivery will have a local focus that will make a complicated system simpler for all, helping people achieve better health at lower cost

Combination expected to generate significant value for shareholders through synergies and revenue-enhancing initiatives

Woonsocket, RI (November 28, 2018) – CVS Health (NYSE: CVS), a company that is leading the transformation of health care, today announced that it has completed its acquisition of Aetna (NYSE: AET), establishing CVS Health as the nation’s premier health innovation company.

“Today marks the start of a new day in health care and a transformative moment for our company and our industry,” declared CVS Health President and Chief Executive Officer Larry J. Merlo. “By delivering the combined capabilities of our two leading organizations, we will transform the consumer health experience and build healthier communities through a new innovative health care model that is local, easier to use, less expensive and puts consumers at the center of their care.”

Added Merlo, “As the front door to quality health care, our combined company will have a community focus, engaging consumers with the care they need when and where they need it, will simplify a complicated system and will help people achieve better health at a lower cost. We are also leading change in health care by challenging the status quo with new technologies, business models and partnerships. In doing so, we will continue to deliver on our purpose of helping people on their path to better health.”

The combined company will connect consumers with the powerful health resources of CVS Health in communities across the country and Aetna’s network of providers to help remove barriers to high quality care and build lasting relationships with consumers, making it easier for consumers to access the information, resources and services they need to achieve their best health.

Access is a critical component of building a simpler and more responsive and affordable health care experience for consumers. New products and services developed by the combined company will be broadly available to the health care marketplace, regardless of one’s insurer, pharmacy benefit manager (PBM) or pharmacy of choice. Additionally, CVS Health offerings, including retail pharmacy services, specialty pharmacy and long-term care, walk-in clinical services and PBM services, will continue to be fully accessible to other health plans. Aetna members will also continue to have a broad network of pharmacies, including community-based independent pharmacies, available to fill their prescriptions. CVS Pharmacy will continue to participate within the pharmacy networks for other PBMs and health plans.

“By fully integrating Aetna’s medical information and analytics with CVS Health’s pharmacy data, we can develop new ways to engage consumers in their total health and wellness through personal contacts and deeper collaboration with their primary care physicians,” Merlo said. “As a result, we expect patients will benefit from earlier interventions and better-connected care, leading to improved health outcomes and lower medical costs.”

Coordination among physicians, other health care providers and caregivers, and the health care professionals at CVS Health, combined with expanded health screenings and advanced connected devices, can help providers predict and prevent major health events before they occur by, for example, identifying pre-diabetes symptoms or the warning signs of a heart attack. This will be done by remotely monitoring key health vitals or helping to ensure patients with chronic diseases take their medications as prescribed, which can improve patient health and avoid costly adverse events.

“Health care delivery is changing before our eyes and we are excited to be in the vanguard of that change. With a physical presence in almost every community across the country, we have the unmatched ability to meet consumers where they are and provide the care and services they need either face-to-face or with the unique set of virtual and physical delivery service capabilities that extends our physical presence in real-time to meet their needs,” said Merlo.

First Phase of New Programs and Services for Consumers Getting Underway

CVS Health has begun to put the foundational pieces of its new health care model in place and, in the coming months, will introduce new programs and services designed to increase access to care, improve health outcomes and reduce medical costs for all consumers. In particular, these programs will target better, more efficient management of chronic disease using the networks, technology and the people of the combined company.

Enhanced health services in the community will include a range of services focused on self-management for patients with chronic conditions, expansion of services at MinuteClinic, nutritional and behavioral counseling and benefit navigation support, as well as assistance with durable medical equipment, digital health apps and connected devices.

Among other activities, CVS Health will build on its successful Project Health screening events at CVS Pharmacy and Aetna’s commitment to building healthier communities to offer new preventive health screenings in communities that are identified as high-risk for certain health challenges. These community-based programs will aim to improve patients’ health outcomes through expanded preventive health screenings and support in the diagnosis, treatment and management of chronic diseases that can be effectively treated with prescription drugs and enhanced care management, including high cholesterol, high blood pressure and diabetes. CVS Health will work with local community partners to provide patients who are diagnosed for the first time with the follow up they need. To support these communities and newly diagnosed patients, MinuteClinic will also be introducing newly expanded chronic care management services.

Additionally, CVS Health is developing innovative new medical cost reduction programs to improve medication adherence and avoid hospital readmissions and unnecessary emergency room visits. This will include timelier and more comprehensive medication reviews as well as expanded services and hours at select MinuteClinic locations to reduce inappropriate emergency room use.

Transaction and Closing Details

Under the terms of the transaction, each outstanding share of Aetna common stock is being exchanged for $145.00 in cash and 0.8378 shares of CVS Health common stock. CVS Health is not issuing any fractional shares in the transaction. Instead, the total number of shares of CVS Health common stock that each Aetna shareholder is entitled to receive is being rounded down to the nearest whole number, and each Aetna shareholder is entitled to receive cash for any fractional share of CVS Health common stock that the Aetna shareholder is otherwise entitled to receive.

The transaction values Aetna at $212 per share or approximately $70 billion. Including the assumption of Aetna’s debt, the total value of the transaction is $78 billion. The combined company’s shares are listed on the New York Stock Exchange under the ticker symbol “CVS.” The Aetna brand name will continue to be used in reference to the health insurance products. Going forward, Aetna will operate as a stand-alone business within the CVS Health enterprise and will be led by members of its current management team.

As a result of the acquisition, shareholders are expected to benefit from a number of outcomes, including enhanced competitive positioning; the delivery of more than $750 million in synergies in 2020; and a platform from which to accelerate growth. The roadmap for value creation over the longer term has the potential to deliver substantial incremental value through the development of products and services that provide the opportunity to generate significant new growth opportunities aimed at reducing medical costs, growing membership and enhancing revenues.

CVS Health funded the cash portion of the acquisition through existing cash on hand and debt financing. In anticipation of the closing of the acquisition, in March 2018, CVS Health issued an aggregate of $40 billion of unsecured senior notes at a favorable, weighted-average blended rate of approximately 4.19%. The notes have maturities ranging from 2 to 30 years. Additionally, in December 2017, CVS Health entered into a $5 billion unsecured term loan agreement. The term loan facility under the term loan agreement consists of a $3 billion three-year tranche and a $2 billion five-year tranche. The term loan facility allows for borrowings at various rates that are dependent, in part, on the Company’s debt ratings and require the Company to pay a weighted average quarterly commitment fee, regardless of usage.

In connection with the acquisition, on October 10, 2018, CVS Health announced that it had entered into an agreement with the U.S. Department of Justice (DOJ) that allowed it to proceed with the acquisition of Aetna. As part of the agreement reached with the DOJ, Aetna entered into an asset purchase agreement with a subsidiary of WellCare Health Plans, Inc. (NYSE: WCG) for the divestiture of Aetna’s stand-alone Medicare Part D prescription drug plans, which have an aggregate of approximately 2.2 million members. The divestiture transaction is expected to close within the next few business days. Aetna will provide administrative services to and will retain the financial results of the divested plans through 2019. The acquisition of Aetna was also subject to certain state regulatory approvals which have all now been obtained.

About CVS Health

CVS Health is the nation’s premier health innovation company helping people on their path to better health. Whether in one of its pharmacies or through its health services and plans, CVS Health is pioneering a bold new approach to total health by making quality care more affordable, accessible, simple and seamless. CVS Health is community-based and locally focused, engaging consumers with the care they need when and where they need it. The Company has more than 9,800 retail locations, approximately 1,100 walk-in medical clinics, a leading pharmacy benefits manager with approximately 93 million plan members, a dedicated senior pharmacy care business serving more than one million patients per year, expanding specialty pharmacy services, and a leading stand-alone Medicare Part D prescription drug plan. CVS Health also serves an estimated 39 million people through traditional, voluntary and consumer-directed health insurance products and related services, including a rapidly expanding Medicare Advantage offering. This innovative health care model increases access to quality care, delivers better health outcomes and lowers overall health care costs. Find more information about how CVS Health is shaping the future of health at https://www.cvshealth.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of CVS Health Corporation. By their nature, all forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Investor Contact:

Mike McGuire

401-770-4050

Michael.McGuire@CVSHealth.com

Media Contact:

Carolyn Castel

Carolyn.Castel@CVSHealth.com

401-770-5717

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